UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2007

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously disclosed, on July 2, 2007, the Company's Board of Directors voted to create a new ninth director position and then appointed Mr. Thos. E. Capps to serve as the new ninth director. Mr. Capps is expected to be nominated to be re-elected as a director at the Company's 2008 Annual Meeting of Shareholders.

On September 28, 2007, the Company's Board of Directors determined the compensation to be paid to Thos. E. Capps for the interim period between his appointment to the Board of Directors on July 2, 2007 and the date of the Company’s 2008 Annual Meeting of Shareholders to be held in January 2008, the terms of which are described in more detail below.

The current standard annual compensation paid to members of the Board of Directors is $160,000, of which $85,000 is payable in cash and $75,000 is payable 50% in options and 50% in phantom shares of the Company’s common stock. The options and phantom shares are issuable under the Company’s 2005 Non-Employee Director Stock Incentive Plan (the "Director Plan"). Because the Director Plan does not allow for the issuance of options or phantom shares unless a director is elected by the Company’s shareholders, the Board of Directors determined to pay Mr. Capps the standard annual director compensation ($160,000) in cash, pro-rated from the date of his appointment. Accordingly, Mr. Capps will receive $438.36 per day ($160,000/365 days) for each day commencing on July 2, 2007 until the earlier of the date of the Company’s 2008 Annual Meeting of Shareholders or the date he no longer serves as a director of the Company. Mr. Capps will be entitled to receive awards under the Director Plan if he is re-elected as a director at the Company's 2008 Annual Meeting of Shareholders.

The Board of Directors has not determined the committees on which Mr. Capps will serve.

From August 2000 until his retirement effective December 31, 2005, Mr. Capps served as the chairman of the board of directors, president and chief executive officer of Dominion Resources, Inc., a power and energy company that supplies electricity, natural gas and other energy sources and operates generation facilities and is publicly traded on the NYSE under the symbol "D." Capps joined Dominion in 1984 and held a serious of officer positions before becoming president, chief executive officer and chairman of the board. Mr. Capps is currently a member of the board of visitors of the College of William & Mary; the board of trustees of the University of Richmond; the board of trustees of the Virginia Foundation for Independent Colleges, and the boards of directors of Amerigroup Corp. of Virginia Beach, a managed-health care company, and Associated Electric & Gas Insurance Services Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

October 5, 2007	By:	Clifton S. Rankin

Name: Clifton S. Rankin
Title: General Counsel and Corporate Secretary